UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 23, 2005


                              EAGLE BROADBAND, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                                      -----
                 (State or other jurisdiction of incorporation)



          001-15649                                     760494995
          ---------                                     ---------
   (Commission File Number)               (I.R.S. Employer Identification No.)


                 101 Courageous Drive, League City, Texas 77573
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 538-6000
                                ----------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act. |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act. |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act.
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     Eagle Broadband, Inc. (the "Company") entered into a note agreement with H. Dean Cubley in December 2003 in the principal amount of $2,332,000 (the "Note"), of which the Company has paid $407,000 to date. On March
     23, 2005, the Company received a notice of default from Mr. Cubley stating that the Company failed to make a payment of $110,713 on March 11, 2005, which payment was subsequently made to Mr. Cubley on March 24, 2005. Pursuant to the terms of the Note, all indebtedness under the Note becomes immediately due and payable, with interest accruing at the highest rate permitted by applicable law from and after an event of default. The Company does not believe that the notice presents a valid claim of default and intends to respond appropriately.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         EAGLE BROADBAND, INC.


                                                         By: /s/ DAVID WEISMAN
                                                         -------------------
                                                         David Weisman
                                                         Chief Executive Officer


DATE: March 30, 2005